Exhibit 99.1

St. Joe Third Quarter Net Income Increases $10.1 Million, or $0.13 Per Share, to $23.0 Million, or $0.30 Per Share, as a Result of Deferred Implementation of Certain Provisions of FAS 150

    JACKSONVILLE, Fla.--(BUSINESS WIRE)--Nov. 4, 2003--The St. Joe Company (NYSE:JOE) has increased its previously announced net income for the third quarter of 2003 to eliminate a $10.1 million non-cash after-tax charge relating to the implementation of certain provisions of an accounting standard that has now been deferred.
    The revised net income for the third quarter of 2003 is $23.0 million, or $0.30 per diluted share, compared with $11.7 million, or $0.15 per diluted share, in the third quarter of 2002. Third quarter 2003 net income and net income per share include a pretax gain from conservation land sales of $3.9 million compared to $0.1 million in the third quarter of 2002.
    On October 29, 2003, the Financial Accounting Standards Board
(FASB) decided to indefinitely defer the effective date of certain provisions of Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liability and Equity (FAS 150). The deferred provisions of FAS 150 relate to classification and measurement requirements for mandatorily redeemable financial instruments that become subject to FAS 150 solely as a result of consolidation. These provisions of FAS 150 were originally effective as of July 1, 2003.
    On October 21, 2003, St. Joe announced that net income for the third quarter of 2003 was $12.9 million, or $0.17 per diluted share. These results included the $10.1 million, or $0.13 per share, charge to earnings for the cumulative effect of the change in accounting as a result of the adoption of FAS 150. This charge related principally to the minority interest in St. Joe/Arvida Company, L.P. St. Joe subsequently acquired this minority interest in St. Joe/Arvida Company, L.P. on July 2, 2003.
    Revised earnings before interest, taxes, depreciation and amortization (EBITDA) is $49.6 million, or $0.64 per diluted share, for the third quarter of 2003, compared with $31.3 million, or $0.39 per diluted share, for the same quarter in 2002. EBITDA includes gains from conservation land sales of $3.9 million, or $0.05 per share, in the third quarter of 2003, compared with $0.1 million for the same quarter in 2002.
    The earnings release of October 21, 2003, had reported that EBITDA was $33.5 million, or $0.43 per diluted share, for the third quarter of 2003. These results also included the FAS 150 pretax charge to earnings of $16.1 million, or $0.21 per share.
    Table 1 below provides a reconciliation of EBITDA to net income. Table 2 is a summary balance sheet revised as a result of the deferred effectiveness of certain provisions of FAS 150. Table 3 details consolidated quarterly comparisons revised as a result of the deferred effectiveness of certain provisions of FAS 150.



                                Table 1
               Reconciliation of Net Income to EBITDA(a)
                             (in millions)

                                 Quarter-Ended       Quarter-Ended
                               September 30, 2003   September 30, 2002
                              -------------------- -------------------

Net Income                                  $23.0               $11.7
Plus:
  Income tax expense                         13.7                 7.5
  Depreciation and
   amortization                               7.3                 6.0
  Interest expense                            5.6                 6.1
                              -------------------- -------------------
EBITDA(a)                                   $49.6               $31.3
                              ==================== ===================

EBITDA per diluted share                    $0.64               $0.39
                              ==================== ===================

Weighted average diluted
 shares outstanding                    77,894,096          79,973,354


    (a) We use EBITDA as a supplemental performance measure, along with net income, to report our operating results. EBITDA is not a measure of operating results or cash flows from operating activities as defined by generally accepted accounting principles. Additionally, EBITDA is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to cash flows as a measure of liquidity. However, we believe that EBITDA provides relevant information about our operations and, along with net income, is useful in understanding our operating results.
    Prior-year EBITDA has been changed to conform to the SEC's current guidance on non-GAAP financial measures. The third quarter of 2002 includes a $0.7 million loss on valuation of forward sale contracts and $0.7 million other charges, each of which we previously excluded from EBITDA. EBITDA includes conservation land EBITDA of $3.9 million and $0.1 million in the third quarters of 2003 and 2002, respectively.



                                Table 2
                         Summary Balance Sheet
         Revised as a Result of the Deferred Effectiveness of
                     Certain Provisions of FAS 150
                             (in millions)

                                       Sept. 30, 2003  Sept. 30, 2002
                                       --------------- ---------------
Assets
Investment in real estate                      $862.9          $810.8
Cash and investments                             64.1           117.5
Prepaid pension asset                            93.9            92.7
Property, plant and equipment                    37.2            44.3
Other assets                                    205.0           122.0
                                       --------------- ---------------
Total assets                                 $1,263.1        $1,187.3
                                       =============== ===============

Liabilities and Stockholders' Equity
Debt                                            369.0           367.0
Accounts payable, accrued liabilities
 and minority interest                          186.4           143.5
Deferred income taxes                           227.2           198.9
                                       --------------- ---------------
Total liabilities                               782.6           709.4
                                       --------------- ---------------
Total stockholders' equity                      480.5           477.9
                                       --------------- ---------------
Total liabilities and stockholders'
 equity                                      $1,263.1        $1,187.3
                                       =============== ===============




                                Table 3
                  Consolidated Quarterly Comparisons
           Revised as a Result of the Deferred Effectiveness
                   of Certain Provisions of FAS 150
               ($ in millions except per-share amounts)

                                         Quarter-Ended  Quarter-Ended
                                         Sept. 30, 2003 Sept. 30, 2002
                                         -------------- --------------

Total revenues                                  $200.8         $152.5
Operating expenses                               144.4          117.0
Depreciation and amortization                      7.3            6.1
Corporate expenses                                10.0            7.0
                                         -------------- --------------
Operating profit                                  39.1           22.4
Other income (expense)                            (2.4)          (2.9)
                                         -------------- --------------
Income from continuing operations
 before taxes and minority interest               36.7           19.5
Income tax expense                               (13.7)          (7.5)
Minority interest                                   --           (0.4)
Discontinued operations, net of income
 taxes                                              --            0.1
                                         -------------- --------------
Net Income                                       $23.0          $11.7
                                         ============== ==============
Earnings per diluted share                       $0.30          $0.15
                                         ============== ==============

EBITDA                                           $49.6          $31.3
                                         ============== ==============
EBITDA per diluted share                         $0.64          $0.39
                                         ============== ==============

Weighted average diluted shares
 outstanding                                77,894,096     79,973,354


    About St. Joe

    The St. Joe Company, a publicly held company based in Jacksonville, is one of Florida's largest real estate operating companies. It is engaged in community, commercial, industrial and resort development, along with commercial real estate services.
St. Joe also has significant interests in timber.
    More information about St. Joe can be found online at http://www.joe.com

    Forward-Looking Statements

    Statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations and we undertake no obligation to update the information contained in this release. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, and there can be no assurance that the results described in such forward-looking statements will be realized. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, the company's actual results may differ materially from that indicated or suggested by any forward-looking statement contained in this press release. Risk factors that may cause the actual results to differ are described in various documents filed by the company with the U.S. Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended December 31, 2002, and the company's registration statement on Form S-3, as amended, filed September 16, 2003.

    Copyright 2003, The St. Joe Company. "St. Joe" and the "taking flight" logo are service marks of The St. Joe Company

    CONTACT: The St. Joe Company, Jacksonville
             Media Contact:
             Jerry M. Ray, 904/301-4430
             jray@joe.com
             or
             Investor Contact:
             Steve Swartz, 904/301-4347
             sswartz@joe.com